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                                                                      EXHIBIT 11

                    THE CERPLEX GROUP, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                 THREE MONTHS ENDED
                                                           -------------------------------
                                                           DECEMBER 31,       DECEMBER 26,
                                                              1998               1997
                                                           ------------      -------------
Net loss available to common stockholder                     $(7,689)          $  (5,814)
ADJUSTED NUMBER OF COMMON SHARES                             =======           =========

Weighted average shares outstanding                            7,232                 685

Net loss per common share                                    $(.1.06)          $   (8.50)
                                                             =======           =========